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                                                                    Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of Allied Waste Industries, Inc. of our report dated February 18, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Allied Waste Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated February 18, 2005 related to the financial statements and financial statement schedules of Browning-Ferris Industries, Inc. which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts," "Summary Financial Data" and "Selected Financial Data" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona
October 4, 2005